Exhibit 5.2

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019-6142

+1 212 506 5000

orrick.com

July 15, 2024

WF Card Funding, LLC

550 S. Tryon Street, Floor 18

D1086-180

Charlotte, North Carolina 28202

Re:	WF Card Issuance Trust
WF Card Funding, LLC (Depositor)
Amendment No. 1 to Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as counsel for WF Card Funding, LLC, a Delaware limited liability company, in connection with the Registration Statement on Form SF-3, as amended by Amendment No. 1 thereto (as amended, the “Registration Statement”), filed on May 15, 2024 and July 15, 2024, respectively, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of series (each, a “Series”) of notes (collectively, the “Notes”), each such Series of Notes representing obligations of the WF Card Issuance Trust (the “Trust”). Each Series of Notes will be issued pursuant to an indenture (the “Master Indenture”), as supplemented by an indenture supplement relating to such Series (each, an “Indenture Supplement” and, in each such case, together with the Master Indenture, the “Indenture”), in each case among the Trust, as Issuer, U.S. Bank Trust Company, National Association, as Indenture Trustee and as Note Registrar, and U.S. Bank National Association, as Bank.

We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due formation and valid existence in good standing of the Trust as a Delaware statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., the power and authority of the Trust to issue the Notes under the Indenture, and the due authorization by the Trust of the issuance of the Notes.

Based on such examination, we are of the opinion that when the Notes of each Series have been duly executed, authenticated and delivered in accordance with the Indenture, and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus relating thereto, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Trust, and the holders of the Notes of such Series will be entitled to the benefits of such Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of

July 15, 2024 Page 2 of 2

materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion is limited to the laws of the State of New York and the federal laws of the United States of America, and we have not considered and express no opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP